For the fiscal year ended May 31, 2004.
File number 811-05206


SUB-ITEM 77D
Policies With Respect to Security Investment

Jennison Natural Resources Fund, Inc.

_______________________________________________________________________

Supplement dated February 25, 2004
to the Prospectus and Statement of Additional Information dated July 30,
2003


The chart in the Prospectus on page 14 under ?How the Fund Invests ? Investment Type - % of Fund?s Assets ? is supplemented with the following information:


Investment Type (cont?d)
% of Fund?s Assets
Risks
Potential Rewards
Foreign securities

Up to 35% of investable
assets


*	Foreign markets,
economies and political
system, particularly
those in developing
countries, may not be as
stable as in the U.S.
*	Currency risk ? changing
values of foreign
currencies can cause
losses
*	May be less liquid than
U.S. stocks and bonds
*	Differences in foreign
laws, accounting
standards, public
information and custody
and settlement practices
may result in less
reliable information on
foreign investments and
more risk
*	Investments in emerging
market securities are
subject to greater
volatility and price
declines
*	Investors can participate
in the growth of foreign
	      markets through
	      investments in companies
	      operating in those
markets
*	May profit from changing
values of foreign
currencies
*	Opportunities for
diversification





The following information supercedes any contrary information contained in the Prospectus or in the statement of additional information (SAI), in particular, the section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund(s)," and the section of the SAI entitled "Purchase, Redemption and Pricing of Fund Shares :"

	Effective on March 15, 2004, Class A shares purchased on or after March 15, 2004 will be subject to a maximum initial sales charge of 5.50%. Effective on March 15, 2004, all investors who purchase Class A shares in an amount of $1 million or more and sell these shares within 12 months of purchase are subject to a contingent deferred sales charge (CDSC) of 1%, including investors who purchase their shares through broker-dealers affiliated with Prudential Financial, Inc. To reflect these changes, the following sections of the Prospectus are amended as indicated:

The section of the Prospectus entitled "Risk/Return Summary -- Fees and Expenses" is amended with the following:

	Shareholder Fees1 (paid directly from your investment)

Class A
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)
5.50%
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)
1%3
Maximum sales charge (load) imposed on reinvested dividends and other distributions
None
Redemption fees
None
Exchange fee
None
	3 Investors who purchase $1 million or more of Class A shares and sell these shares within
	  12 months of purchase are subject to a CDSC of 1%.


The section of the Prospectus entitled "Risk/Return Summary -- Fees and Expenses -- Example" is amended with the following:

	This example will help you compare the fees and expenses of Class A shares of the Fund with the other share classes of the Fund and compare the cost of investing in Class A shares of the Fund with the cost of investing in other mutual funds.

	The example assumes that you invest $10,000 in the Fund's Class A shares for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment
has a 5% return each year and that the Fund's operating expenses   remain
the same, except for any contractual distribution and service (12b-1) fee waivers and overall expense limitations that may be in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



1 YR
3 YRS
5 YRS
10 YRS
Class A shares
$708
$1,049
$1,413
$2,434


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Step 2: Choose a Share Class" is amended with the following:

Step 2:  Choose a Share Class


Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.

	Multiple share classes let you choose a cost structure that meets your needs:

*	Class A shares purchased in amounts of less than $1 million
require you to pay a sales charge at the time of purchase, but the operating expenses of Class A shares are lower than the
operating expenses of Class B and Class C shares.  Investors who purchase $1 million or more of Class A shares and sell
these shares within 12 months of purchase are also subject to a
CDSC of 1%.
*	Class B shares do not require you to pay a sales charge at the time of purchase, but do require you to pay a sales charge if you sell your shares within six years (that is why it is called a CDSC).  The operating expenses of Class B shares are higher than the operating expenses of Class A shares.
*	Class C shares do not require you to pay a sales charge at the time of purchase, but do require you to pay a sales charge if you sell your shares within 12 months of purchase. The operating expenses of Class C shares are higher than the operating expenses of Class A shares.

	When choosing a share class, you should consider the following factors:

*	The amount of your investment and any previous or planned
future investments, which may qualify you for reduced sales
charges for Class A shares under Rights of Accumulation or a
Letter of Intent.
*	The length of time you expect to hold the shares and the impact of varying distribution fees.  Over time, these fees will
increase the cost of your investment and may cost you more than paying other types of sales charges.  For this reason, Class C shares may not be appropriate for investors who plan to hold their shares for more than 4 years.
*	The different sales charges that apply to each share class --
Class A's front-end sales charge vs. Class B's CDSC vs. Class
C's low CDSC.
*	The fact that Class B shares automatically convert to Class A shares approximately seven years after purchase.
*	Class B shares purchased in amounts greater than $100,000 for equity funds, $100,000 for taxable fixed income funds, and
$250,000 for municipal bond funds are generally less
advantageous than purchasing Class A shares.  Effective on or about April 12, 2004, purchase orders for Class B shares
exceeding these amounts generally will not be accepted.
*	Class C shares purchased in amounts greater than $1 million are generally less advantageous than purchasing Class A shares.
Effective on or about April 12, 2004, purchase orders for Class
C shares above these amounts generally will not be accepted.
*	Because Class Z shares have lower operating expenses than Class
A, Class B or Class C shares, you should consider whether you are eligible to purchase Class Z shares.

See "How to Sell Your Shares" for a description of the impact of CDSCs.

Some investors purchase or sell shares of the Fund through financial intermediaries and broker-dealers who maintain omnibus accounts that aggregate the orders of multiple investors and forward the aggregate orders to the Fund. Although the Fund is unable to monitor or enforce the above limitations for underlying shareholders submitting orders through omnibus accounts, the Fund has advised the financial intermediaries and broker-dealers who maintain such accounts of these limitations.

The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Share Class Comparison" is amended with the following:



Class A
Minimum purchase amount1
$1,000
Minimum amount for subsequent purchases1
$100
Maximum initial sales charge
5.50% of the public
offering price
Contingent Deferred Sales Charge (CDSC)3
1%4
Annual distribution (12b-1) and service fees shown as a percentage of average net assets5
..30 of 1% (.25 of 1%
currently)
4Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%.

The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Reducing or Waiving Class A's Initial Sales Charge-- Increase the Amount of Your Investment" is amended with the following:


AMOUNT OF PURCHASE
SALES CHARGE AS % OF
OFFERING PRICE
SALES CHARGE AS % OF
AMOUNT INVESTED
DEALER ALLOWANCE
Less than $25,000
5.50%
5.82%
5.00%
$25,000 to $49,999
5.00%
5.26%
4.50%
$50,000 to $99,999
4.50%
4.71%
4.00%
$100,000 to $249,999
3.75%
3.90%
3.25%
$250,000 to $499,999
2.75%
2.83%
2.50%
$500,000 to $999,999
2.00%
2.04%
1.75%
$1 million to $4,999,999*
None
None
1.00%**
*If you invest $1 million or more, you can buy only Class A shares, unless you qualify to buy Class Z shares. If you purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase, you will be subject to a 1% CDSC.
**For investments of $5 million to $9,999,999, the dealer allowance is 0.50%. For investments of $10 million and over, the dealer allowance is 0.25%

	Note: Effective on or about April 14, 2004, the value of shares held in the American
	Skandia Advisor Funds will be included for purposes of determining
Rights of
	Accumulation and Letters of Intent.

MF135C2